EXHIBIT 10.6

PROPERTY ACQUISITION AGREEMENT

THIS PROPERTY ACQUISITION AGREEMENT (this “Agreement”) is entered into as of                         , 2009 by and between INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Acquisitions”), INLAND DIVERSIFIED BUSINESS  MANAGER & ADVISOR, INC., an Illinois corporation (“Business Manager”) and INLAND DIVERSIFIED REAL ESTATE TRUST, INC., a Maryland corporation (the “Company”).  Acquisitions, Business Manager and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company is in the business of, among other things, acquiring and developing commercial real estate located in the United States and Canada including retail properties, office buildings, multi-family properties, student housing properties, industrial/distribution and warehouse facilities and lodging properties;

WHEREAS, Acquisitions is in the business of acquiring and assisting certain third parties in acquiring assets, such as the Real Estate Assets (as defined below);

WHEREAS, Acquisitions and Business Manager are indirect wholly owned subsidiaries of The Inland Group, Inc., a Delaware corporation (“The Inland Group”);

WHEREAS, the parties hereby acknowledge that Robert D. Parks is an officer and director of the Company and a stockholder and director of The Inland Group;

WHEREAS, concurrently with entering into this Agreement, the Company entered into the Business Management Agreement with the Business Manager, under which the Business Manager will serve as the business manager of the Company;

WHEREAS, the Business Management Agreement provides among other matters, that the Business Manager will identify potential investment opportunities for the Company; and

WHEREAS, the Business Manager has requested that Acquisitions grant the Company certain rights to acquire Real Estate Assets identified by Acquisitions.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and in consideration of the amounts payable to affiliates of Acquisitions under the Business Management Agreement, the Parties agree as follows:

1.                                       Incorporation of Recitals.  By this reference, the recitals set forth above are hereby incorporated into this Agreement as if fully set forth herein.

2.                                       Definitions.  The following capitalized terms used in this Agreement shall have the following meanings:

(a)                                  “Business Management Agreement” means that certain Business Management Agreement, dated                         , 2009, between the Company and the Business Manager.

(b)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c)                                  “Real Estate Asset” shall have the meaning ascribed to that term in the Business Management Agreement.

3.                                       Right of Refusal.  For and during the term of this Agreement, and until the occurrence of a Right of First Refusal Termination Event (as defined below) with respect to a subject Real Estate Asset identified by Acquisitions, and subject to the exercise of any prior rights vested in third parties previously granted by Acquisitions (“Prior Offerees”), Acquisitions hereby grants to the Company a right of first refusal to acquire each and every Real Estate Asset, excluding interests in any Real Estate Operating Company (as defined in the Business Management Agreement), identified by Acquisitions.

4.                                       During the pendency of a right of first refusal to a Real Estate Asset granted under Section 3 above, Acquisitions covenants and agrees that it shall not (a) present or offer for sale the subject Real Estate Asset to, (b) forward any information regarding the subject Real Estate Asset to or (c) pursue the acquisition of the subject Real Estate Asset, on behalf or for the benefit of any other person, entity or client except the Company.

5.                                       Upon identifying a Real Estate Asset, subject to the provisions of Section 3 above, Acquisitions shall deliver written notice to the Company (in form and substance attached hereto as Exhibit A, each an “Acquisition Notice”) that Acquisitions has identified, or has entered into a letter of intent or acquisition agreement with respect to, the applicable Real Estate Asset.  The Acquisition Notice shall confirm that any third parties that had been granted prior rights to the subject Real Estate Asset have waived any and all rights to acquire that Real Estate Asset.  The Company shall have ten (10) business days after the date an Acquisition Notice is delivered to the Company (the “Notice Period”) to give Acquisitions written notice of whether the Company desires to acquire the subject Real Estate Asset (a “Company Notice”).  If the Company delivers a Company Notice to Acquisitions electing to pursue the acquisition, but thereafter the Company determines not to pursue the acquisition, then the Company shall deliver to Acquisitions written notice terminating the Company’s interest in pursuing the subject Real Estate Asset (a “Property Termination Notice”).  At the request of Acquisitions, the Company shall provide Acquisitions with evidence appointing and setting forth the authority of Company officers designated to cause the Company to issue Company Notices and Property Termination Notices.

The Company’s election, whether in response to, or at any time after, its receipt of an Acquisition Notice, not to pursue the acquisition of a particular Real Estate Asset shall not affect or impair any of the Company’s rights set forth in this Agreement with respect to any other Real Estate Asset.

Upon the occurrence of a Right of First Refusal Termination Event with respect to a subject Real Estate Asset, the Company shall be deemed to have waived any and all rights to acquire the subject Real Estate Asset, including any corporate opportunity with respect thereto. For the purposes hereof, the term “Right of First Refusal Termination Event” means the first to occur of: (i) the Company’s failure to deliver to Acquisitions a Company Notice with respect to the subject Real Estate Asset prior to the expiration of the Notice Period; (ii) delivery by the Company to Acquisitions of a Company Notice not to pursue acquisition of the subject Real Estate Asset; (iii) failure of the Company to diligently pursue acquisition of the subject Real Estate Asset after Company Notice to Acquisitions of the Company’s election to pursue acquisition of the subject Real Estate Asset; or (iv) delivery by the Company of a Property Termination Notice.

6.                                       Acquisition Agreements.  From time to time, Acquisitions may enter into a letter of intent or other acquisition agreement with respect to a subject Real Estate Asset in its own name to facilitate, among other things, the offer to, and possible purchase by, the Company of the subject Real Estate Asset.  In any such case, if the Company exercises its right of first refusal with respect to, and elects to pursue the acquisition of, the subject Real Estate Asset, and the Company is willing to enter into an agreement to acquire the subject Real Estate Asset, then upon the Company’s request, Acquisitions shall assign the letter of intent or other acquisition agreement to the Company or its designee.

7.                                       Reimbursements.  Section 9(b)(ii) of the Business Management Agreement shall be, and hereby is, incorporated into this Agreement by reference with the same force and effect as if set forth herein.  Notwithstanding the earlier termination, if any, of the Business Management Agreement, the Company hereby agrees to reimburse Acquisitions in accordance with Section 9(b)(ii) of the Business Management Agreement in the manner specified thereunder.  The Parties agree that there shall be no duplication of payment for any services rendered with respect to any subject Real Estate Asset under this Agreement and the Business Management Agreement.

8.                                       No Partnership or Joint Venture.  The Parties to this Agreement are independent contractors.  Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, franchise or joint venture relationship between the Parties.

9.                                       Term.  This term of this Agreement shall commence on the date hereof, shall continue concurrently with the term of the Business Management Agreement, as the same shall be renewed; provided, however, that the Agreement shall terminate upon the occurrence of a Change in Control (as defined herein).  In the event of the termination of the Business Management Agreement for any reason, this Agreement shall terminate simultaneously with the termination of the Business Management Agreement.

For purposes of this Section 9, the term “Change in Control” shall mean:

(a)                                  Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any person or group of related persons for purposes of Section 13(d) of the Exchange Act; provided, however, that any sale, lease, exchange or transfer to (including, without limitation, any merger or other business combination with or into) any of the following shall not constitute a Change in Control: (i) any affiliate controlled by the Company; (ii) Inland Real Estate Corporation; (iii) Inland Western Retail Real Estate Trust, Inc.; (iv) Inland American Real Estate Trust, Inc.; (v) The Inland Group, Inc.; (vi) Inland Real Estate Investment Corporation; or (vii) any affiliate controlled by, or sponsored by, any of the persons or entities listed in clauses (i) through (vi) above (all of the persons and entities described in clauses (i) through (vii) above to be hereinafter sometimes referred to as the “Inland Companies”);

(b)                                 The approval by the holders of the outstanding shares of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(c)                                  Any person or group of related persons for purposes of Section 13(d) of the Exchange Act (other than any one or more of the Inland Companies) shall become the owner, directly or indirectly, beneficially or of record, of shares of the Company representing more than twenty-five percent (25%) of the aggregate ordinary voting power represented by the issued and outstanding common shares of the Company; or

(d)                                 Following any change in the composition of the board of directors of the Company, a majority of the board of directors of the Company are not a combination of either (i) members of the board of directors of the Company as of the date hereof, or (ii) members of the board of directors of the Company whose nomination for election or election to the board of directors of the Company has been recommended, approved or ratified by at least eighty percent (80%) of the board of directors of the Company then in office who were either members of the board of directors of the Company as of the date hereof or whose election as a member of the board of directors of the Company was previously so approved pursuant to this clause (ii), or (iii) members of the board of directors of the Company who have been elected pursuant to a proxy consent other than in connection with a business combination transaction that would otherwise result in a “Change in Control” under Section 9(a) or Section 9(c).

10.                                 Assignments.  Except in the case of assignment by a Party to a corporation, trust or other organization which is a successor to such Party, this Agreement may not be assigned by any Party hereto without the prior written consent of the other Parties.  Any assignment of this Agreement shall bind the assignee hereunder in the same manner as the assignor is bound hereunder.

11.                                 Amendments.  This Agreement shall not be amended, changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by each Party hereto or their respective successors or assigns.

12.                                 Successors and Assigns.  This Agreement shall bind any successors or assigns of the Parties hereto as herein provided.

13.           Governing Law.  The provisions of this Agreement shall be governed, construed and interpreted in accordance with the internal laws of the State of Illinois without regard to its conflicts of law principles.

14.                                 Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered:  (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided the deposit occurs prior to the deadline imposed by the overnight courier service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and is sent by an additional method provided hereunder, in each case above provided the notice of communication is addressed to the intended recipient thereof as set forth below:

If to Acquisitions:		with a copy to:
Inland Real Estate Acquisitions, Inc.		The Inland Real Estate Group, Inc.
2901 Butterfield Road		Law Department
Oak Brook, IL 60523		2901 Butterfield Road
Attention:	G. Joseph Cosenza	Oak Brook, IL 60523
Telephone:	(630) 218-8000	Attention:	Elliot B. Kamenear
Facsimile:	(630) 218-4935	Telephone:	(630) 218-8000
		Facsimile:	(630) 218-4900

If to the Business Manager:		with a copy to:
Inland Business Manager & Advisor, Inc.		The Inland Real Estate Group, Inc.
2901 Butterfield Road		Law Department
Oak Brook, IL 60523		2901 Butterfield Road
Attention:	Barry L. Lazarus	Oak Brook, IL 60523
Telephone:	(630) 218-8000	Attention:	Cathleen M. Hrtanek
Facsimile:	(630) 218-4955	Telephone:	(630) 368-2257
		Facsimile:	(630) 218-4900

If to the Company:		with a copy to:
Inland Diversified Real Estate Trust, Inc.		The Inland Real Estate Group, Inc.
2901 Butterfield Road		Law Department
Oak Brook, IL 60523		2901 Butterfield Road
Attention:	Roberta S. Matlin	Oak Brook, IL 60523
Telephone:	(630) 218-8000	Attention:	Cathleen M. Hrtanek
Facsimile:	(630) 218-4955	Telephone:	(630) 368-2257
		Facsimile:	(630) 218-4900

Any Party may at any time give notice in writing to the other Party of a change of its address for the purpose of this Section 14.  Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice, and shall in no way adversely affect the effectiveness of such notice to the addressee Party.

15.                                 Headings.  The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

16.                                 Equitable Relief.  Each Party hereto recognizes and acknowledges that a breach by another Party to this Agreement may cause irreparable damage to the non-breaching Party or Parties which cannot be readily remedied in monetary damages in an action at law.  In the event of any default or breach by a Party, the non-breaching Parties shall be entitled to seek immediate injunctive relief to prevent such irreparable harm or loss, in addition to any other remedies available at law and in equity.

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IN WITNESS WHEREOF, the undersigned have executed this Property Acquisition Agreement as of the date first above written.

INLAND REAL ESTATE ACQUISITIONS, INC.	INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

By:	By:

Name:	Name:

Its:	Its:

INLAND DIVERSIFIED BUSINESS MANAGER & ADVISOR, INC.

By:

Name:

Its:

EXHIBIT A
FORM OF ACQUISITION NOTICE

ACQUISITION NOTICE

[NAME OF SUBJECT REAL ESTATE ASSET]
[GENERAL LOCATION]
[CITY, STATE]
[DATE OF ACQUISITION NOTICE]

Inland Diversified Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, IL  60523

Attention:         Barry L. Lazarus

Reference is made to that certain Property Acquisition Agreement, dated as of                         , 2009 (the “Agreement”), by and between Inland Real Estate Acquisitions, Inc., an Illinois corporation (“Acquisitions”), Inland Diversified Business Manager & Advisor, Inc., an Illinois corporation,  Inland Diversified Real Estate Trust, Inc., a Maryland corporation (the “Company”).  Capitalized terms used in this Acquisition Notice but not defined herein shall have the meanings ascribed to such terms in the Agreement.

Pursuant to Section 3 of the Agreement, Acquisitions has identified the following Real Estate Asset: [DESCRIBE REAL ESTATE ASSET].  Attached hereto for your review is our standard, preliminary “deal sheet” for the subject Real Estate Asset.  This letter constitutes the Acquisition Notice under and pursuant to the Agreement with respect to the subject Real Estate Asset and confirmation that all other parties having rights to purchase this Real Estate Asset have waived such rights.

Please direct all correspondence with respect to the subject Real Estate Asset to Acquisitions as follows:

Inland Real Estate Acquisitions, Inc.

2901 Butterfield Road

Oak Brook, IL  60523

Attention:	G. Joseph Cosenza
Telephone:	(630) 218-8000
Facsimile:	(630) 218-4935

Sincerely,

INLAND REAL ESTATE ACQUISITIONS, INC.

By:
Name:
Its:

We hereby elect ☐ to acquire, ☐ not to acquire the above referenced Real Estate Asset.

Inland Diversified Real Estate Trust, Inc.

By:
Name:
Its: